In re Farmland Transportation		Case No. 02-50564
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF AUGUST, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ 3,144.60
Materials	$ -
Direct Labor	$ -
Overhead	$ 3,144.60
Gross Profit		$ (3,144.60)

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 6,350.33
Advertising and Marketing	$ -
Insurance	$ (14,077.36)
Payroll Taxes	$ 766.52
Lease and Rent	$ -
Telephone and Utlities	$ 2,108.47
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ -
Other Expenses	$ 210,735.91
Total Operating Expenses		$ 205,883.87
Net Income (Loss)		($209,028.47)

CURRENT ASSETS
Accounts Receivable at end of month		$ 713,541.98
Increase (Decrease) in AR for month		$ (29,109.06)
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ (1,241.40)
Increase (Decrease) in Cash for month		$ 13,710.44

LIABILITIES
Increase (Decrease) in post-petition debt		$ 27,413.81
Increase (Decrease) in pre-petition debt		$ (133,767.54)
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ -
Total Taxes Payable		$ -

Footnote:
PRE Fed Income Tax	0.00